FIRST LIBERTY POWER CORP.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of July 23, 2014, by and between First Liberty Power Corp., a Nevada corporation (the “Company”), and Group8 Mining Innovations, a Nevada corporation (the “Purchaser”).

Recitals

Whereas, the Company desires to issue and sell common stock of the Company, par value $0.001 (the “Common Stock”), on the terms and conditions set forth herein, and has authorized such sale and issuance; and

Whereas, the Purchaser desires to purchase such Common Stock on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Agreement To Sell And Purchase.

The Purchaser hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Purchaser, 10,000,000 shares (the “Shares”) of newly issued restricted Common Stock of the Company at a purchase price of $0.01 per share (the “Purchase Price”).  In the event of any stock split, stock combination, recapitalization, stock dividend, or similar transaction that occurs prior to the Company’s delivery of any Shares pursuant to the terms hereof, the number of Shares shall be adjusted accordingly based on such stock split, stock combination, recapitalization, stock dividend, or similar transaction.

2.           Closing, Delivery And Payment.

           The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) will take place simultaneously with the execution of this Agreement or at such other time as the parties may otherwise agree.  At the Closing, the Purchaser will pay the entire Purchase Price for all of the Shares by wire transfer of immediately available funds to such account as may be designated by the Company. Company has up to three months from Closing to undertake delivery of the Shares.

3.           Representations, Warranties and Covenants of the Company.

        The Company hereby represents, warrants and covenants to the Purchaser that as of the Closing and each date Shares are delivered to the Purchaser pursuant to the terms hereof:

(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted, and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

(b)   All necessary corporate proceedings, votes, resolutions and approvals relating to the issuance and sale of the Shares will have been completed by the Company.  Upon execution, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)   The Shares purchased pursuant to this Agreement will be, upon issuance and payment by the Purchaser in accordance with this Agreement, duly authorized, validly issued, fully paid, non-assessable, and free of all liens, claims and encumbrances.

(d)   In order to allow for, as of the relevant date of determination, the purchase of all of the Shares to be purchased hereunder, the Company shall take all action necessary from time to time to reserve for the benefit of the Purchaser the number of authorized but unissued shares of Common Stock equal to the number of Shares set forth in Section 1 above (such calculated amount is referred to as the “Share Reserve”). If at any time the Share Reserve is less than required herein, the Company shall immediately increase the Share Reserve in an amount equal to no less than the deficiency. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call a special meeting of the stockholders as soon as practicable after such occurrence, but in no event later than thirty (30) calendar days after such occurrence, and hold such meeting as soon as practicable thereafter, but in no event later than sixty (60) calendar days after such occurrence, for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s management shall recommend to the Company’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Company shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this subsection.

4.           Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company that as of the Closing hereunder:

(a)  The Purchaser has full power and authority to enter into this Agreement.  Upon execution, this Agreement will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)  The Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in compliance with applicable U.S. securities laws.

(c)  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d) The Purchaser is an experienced investor in securities of companies in the development stage, can bear the economic risk of its investment, including a total loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  The Purchaser has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company.

(e)  The Purchaser understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless subsequently registered for resale with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5.           Legends.

The parties understand and agree that the Shares will not be registered at the time of issuance, and the certificates evidencing the Shares may bear the following legends (or a substantially similar legend) and such other legends as may be required by applicable laws of any state or foreign jurisdiction:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

6.           Miscellaneous.

6.1           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of law.  The parties hereby agree that any legal action, suit or proceeding arising out of or relating to this Agreement will be brought in federal or state court located in Nevada.

6.2           Entire Agreement; Amendments.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser.

6.3           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a positive transmission report is received and a copy is mailed no later than the next business day through a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications will be, in the case of the Purchaser:

Group8 Mining Innovations
13785 Research Blvd, Suite 125
Austin, TX  78750

and in the case of the Company:

First Liberty Power Corp.
Attn: Don Nicholson
7251 West Lake Mead Blvd., Suite 300
Las Vegas, Nevada 89128

with a copy to (which shall not constitute notice):

Pete Gennuso
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing.

6.4           Survival.  The representations, warranties, covenants and agreements made and incorporated by reference herein will survive any investigation made by or on behalf of the Purchaser or the Company, and will survive until the date that is two (2) years following the date of the final Closing that occurs hereunder.

6.5           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto.  The Purchaser may transfer or assign all or any portion of its rights under this Agreement to any person or entity permitted under applicable securities laws.

6.6           Interpretations.  All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.  All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.  All references to “including” shall be deemed to mean “including, without limitation.”

6.7           Severability.  In case any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

6.8           Attorneys’ Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or collect any amounts owed hereunder, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation, collection and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

6.9           Counterparts.  This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

                                                  [signatures on following page]

In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY: FIRST LIBERTY POWER CORP.

By:

Name:           Don Nicholson

Title:           CEO

PURCHASER:  Group8 Mining Innovations

By:

Name:           Dimitrios Trikeriotis

Title:           President